UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2015

CHERUBIM INTERESTS, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-150061	98-0585268
(Commission File Number)	(IRS Employer Identification No.)

1304 Norwood Dr., Bedford Texas 76022
(Address of principal executive offices and zip code)

(844) 842-8872
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Cherubim Interests  from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Cherubim Interests’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the audited and unaudited consolidated financial statements therein, of Cherubim Interests as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Cherubim Interests and its subsidiaries and controlled companies.

Item 3.02. Unregistered Sales of Equity Securities.

As set forth in Item 5.03 below, we authorized the issuance of 1,000,000 shares of Series A Convertible Preferred Stock to each of our three directors, Patrick Johnson, Charly Everett, and Gary Fewell.   The issuance of shares was exempt under Section 4(2) of the Securities Act as a transaction not involving any public offering or solicitation and also exempt under Section 4(6) as an offering solely to accredited persons.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By consent action of the Board of Directors dated July 30, 2015, and consent action of the majority shareholders of the Company holding 57.9% of the 77,191,125 outstanding shares, the Company adopted amendments to its Articles of Incorporation. The amendments increased the number of authorized common shares from 200,000,000 to 500,000,000; authorized the issuance of 3,000,000 shares of Series A Convertible Preferred Stock; and authorized the issuance of 7,000,000 shares of Series B Convertible Preferred Stock.

The Series A Convertible Preferred Stock will be issued to our three directors. Each share of Series A Convertible Preferred Stock bears 100 voting rights and is convertible into one share of common stock at the option of the holder. The Series A Convertible Preferred Stock is not redeemable and has no cash dividend rights, but otherwise participates on par with common stock in the event of any non-cash dividend or liquidation distribution. The Board of Directors considers that the issuance of the Series A Convertible Preferred Stock is advisable in order to retain the services of the three members of the Board of Directors. Although this series will have the effect of deterring any takeover attempt of the Company, the Board of Directors is not aware of any contemplated takeover at this time.

The Series B Convertible Preferred Stock has not been issued to any person, but is intended to be issued in exchange for cash in one or more future offerings. No offering is being made at this time. The Series B Convertible Preferred Stock is convertible at a price of $2.00 per share and has voting, liquidation and dividend rights on a par with common stock on an as-converted basis. The Series B Convertible Preferred Stock is redeemable at its original purchase price plus accrued but unpaid dividends.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.4.	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2015

CHERUBIM INTERESTS, INC.

By: /s/    Patrick Johnson

Name: Patrick Johnson

Title: Chief Executive Officer

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